Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report on Form 10-K for the year ended December 31, 2020, of Willis Towers Watson plc (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John J. Haley, Chief Executive Officer of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes‑Oxley Act of 2002, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2021

By:	/s/ John J. Haley
John J. Haley
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Willis Towers Watson plc and will be retained by Willis Towers Watson plc and furnished to the Securities and Exchange Commission or its staff upon request.